UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2004

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 29, 2004, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three and nine months ended September 30, 2004. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, non-GAAP financial measures disclosed in the press release are the discussion and presentation of adjusted comprehensive net income and fully converted tangible book value per common share.

Adjusted comprehensive net income is a non-GAAP measure that excludes the change in net unrealized gains from Symetra’s fixed maturity portfolio from comprehensive net income.  GAAP requires these assets to be marked-to-market, which results in gains during periods when interest rates fall and losses in periods when interest rates rise.  Because the liabilities related to the life insurance and structured settlement products that these assets support are not marked-to-market, it is likely that the economic impact on Symetra would be the opposite of that shown under GAAP (i.e., Symetra’s intrinsic value increases when interest rates rise and decreases when interest rates fall).  A separate schedule is included in Exhibit 99.1 to this Form 8-K that details the calculation of the Company’s adjusted comprehensive net income.

White Mountains’ management believes that the growth in fully converted tangible book value per common share represents a measure of value created at the Company over time that is more relevant than traditional GAAP measurements.  Book value per share is derived by dividing the Company’s total GAAP shareholders’ equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares, as well as the unamortized accretion of preferred stock. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include the effects of assumed conversion of all convertible securities and to exclude any remaining unamortized goodwill and net unrealized gains from Symetra’s fixed maturity portfolio.  A separate schedule is included in Exhibit 99.1 to this Form 8-K which details the calculation of the Company’s fully converted tangible book value per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: November 1, 2004	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer

EXHIBIT INDEX

99.1 Press Release of White Mountains Insurance Group, Ltd. dated October 29, 2004.